Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Teledyne Technologies Incorporated 2002 Stock Incentive Plan of our report dated January 24, 2002, with respect to the consolidated financial statements and schedule of Teledyne Technologies Incorporated included in its Annual Report (Form 10-K) for the year ended December 30, 2001, filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP


Los Angeles, California
April 24, 2002